UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009 (November 23, 2009)

ANTS SOFTWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-16299	13-3054685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 931-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 23, 2009 in connection with Tom Holt’s retirement, his resignation from the Board of directors of the Registrant was accepted and became effective.

Item 8.01.  Other Events.

“On behalf of everyone at ANTs, I would like to express sincere thanks and appreciation for Tom’s ten years of service on the board of directors,” said Joseph Kozak, CEO of ANTs software inc.  “Tom brought valuable insights and industry experience, advice and counsel to his role as a director.  We all wish him well in future endeavors.”

On November 23, 2009 changes were made to the membership of directors on committees of the Board of directors such that the following directors will serve on the following committees:

Audit Committee

John R. Gaulding, chair
Craig Campbell
Ari Kaplan

Compensation Committee

Robert H. Kite, chair
Robert T. Jett
Ari Kaplan

Corporate Governance and Nominating Committee

Robert T. Jett, chair
Francis K. Ruotolo
John R. Gaulding

Executive Committee

John R. Gaulding, chair
Francis K. Ruotolo
Robert T. Jett
Joseph M. Kozak

Director Robert H. Kite objected to his removal as Chairman of the Corporate Governance and Nominating Committee, as a member of the Audit committee, and as a member of the Executive Committee, while the Corporate Governance and Nominating Committee is performing a pending review, requested by the Board of Directors, with respect to actions of the Board, relating to certain events.

The members of all Board committees, and their chairs, are selected by, and serve at the discretion of, the Registrant’s Board of Directors.  The changes made to the Board’s Committee membership were made, in part, to include directors who previously did not serve on any Board Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software inc.

Date:	December 1, 2009	By:	/s/ Joseph Kozak
Joseph Kozak, President and
Chief Executive Officer